UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the Current Report on Form 8-K of Capstar Holdings, Inc. (the “Company”) dated September 28, 2018 and filed with the U.S. Securities and Exchange Commission on January 4, 2019 reporting, under Item 5.02 thereof, the entry by the Company’s subsidiary, Capstar Bank (the “Bank”), into the Second Amended and Restated Executive Employment Agreement (the “Prior Agreement”) with Christopher Tietz (“Tietz”). The Prior Agreement was scheduled to expire on May 31, 2021; however, following verbal renewal of the Prior Agreement, on September 14, 2021, Tietz entered into a Third Amended and Restated Executive Employment Agreement (the “Tietz Amended and Restated Agreement”) with the Bank. Pursuant to the Tietz Amended and Restated Agreement, Mr. Tietz’s base salary will be $315,000 per annum, and Mr. Tietz will be eligible to receive an annual target bonus of 40% of his base salary with a threshold of 20% and maximum of 60%, subject to the terms and conditions set forth annually by the Board of Directors of the Bank (the “Bank Board”) pursuant to any bonus plan that may be adopted by the Bank Board. Additional terms provided for under the Tietz Amended and Restated Agreement are as follows:

•	Both Mr. Tietz and the Bank have the right to terminate the Tietz Amended and Restated Agreement at any time, with or without cause, subject to the potential for severance payments as discussed below.

•

Mr. Tietz is entitled to a severance payment equal to continued payment of base salary and benefits in the event the Bank terminate the Tietz Amended and Restated Agreement without cause or the executive resigns for good reason. The severance payment would be continued for 12 months.

•

For termination occurring as a result of a change in control, as defined in the Tietz Amended and Restated Agreement, Mr. Tietz would receive payments equal to two times his respective base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason.

•

Mr. Tietz has agreed to maintain the confidentiality of non-public information and trade secrets learned during the course of his employment and further agreed that the Bank maintains ownership over its work product.

•

Mr. Tietz is subject to restrictive covenants relating to his ability to (i) solicit Bank clients for or on behalf of a competing business, (ii) solicit employees of the Bank for another business, or (iii) engage in a competing business that operates in any other county in which the Bank operates. These restrictions apply for the duration of Mr. Tietz’s employment and following termination for a period of 12 months for Mr. Tietz.

•	The extended term of Mr. Tietz’s employment shall end on May 31, 2022 with the option for a one year renewal.

The above summary of the Tietz Amended and Restated Agreement is qualified by reference in its entirety to the full Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits The following exhibit index lists the exhibits that are filed with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amended and Restated Executive Employment Agreement, dated as of September 14, 2021, by and between the Bank and Christopher Tietz
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	January 13, 2022	By:	/s/ Denis J. Duncan
Denis J. Duncan Chief Financial Officer